Exhibit 99.1

LifePoint Hospitals Reports Third Quarter 2014 Results

Revenues Increased Approximately 30% Year Over Year

Increases Full-Year 2014 Adjusted EBITDA Guidance to $630 Million to $640 Million

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 24, 2014--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2014.

For the third quarter ended September 30, 2014, revenues from continuing operations were $1,166.0 million, up 29.6% from $899.7 million for the same period a year ago. Adjusted EBITDA for the third quarter ended September 30, 2014, increased 15.9% to $155.7 million compared with $134.3 million for the same period a year ago. Adjusted EBITDA for the third quarter ended September 30, 2014, excludes an impairment charge of $12.2 million, or $0.16 per diluted share, for the write down of property, equipment and allocated goodwill in connection with the pending sale of a hospital in LaPlace, Louisiana. Including the impairment charge, income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the third quarter ended September 30, 2014, decreased 15.4% to $27.5 million, or $0.59 per diluted share, compared with $32.5 million, or $0.68 per diluted share, for the same period a year ago.

For the first nine months of 2014, revenues from continuing operations were $3,220.2 million, up 18.1% from $2,725.7 million for the same period a year ago. Adjusted EBITDA for the nine months ended September 30, 2014, increased 18.5% to $460.2 million compared with $388.5 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders, including the aforementioned impairment charge of $12.2 million, for the first nine months of 2014 increased 12.8% to $103.7 million, or $2.20 per diluted share, compared with $91.9 million, or $1.93 per diluted share, for the same period a year ago.

“We delivered another solid performance in the third quarter of 2014,” said William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals. “Our results were driven by the performance of our recent acquisitions, improved volumes and solid cost management. We expect to continue this momentum through the fourth quarter and are pleased to be raising our guidance for full year 2014. I want to thank LifePoint’s talented employees and physicians who are working hard every day to provide our patients with high quality care. We remain focused on executing our initiatives to enhance value for our shareholders.”

The Company also issued the following revised guidance for 2014:

Estimated Net Revenue	$4.45 - $4.50 billion
Estimated Adjusted EBITDA	$630 - $640 million
Estimated Diluted EPS	$3.26- $3.39

Guidance excludes the impact of items, if applicable, that are non-operational in nature, including items such as, but not limited to, gains or losses on sales of hospitals and businesses, gains or losses on early debt retirement and impairments of long-lived assets. This guidance is also subject to certain risks, including those as set forth in the Company’s “Important Legal Information.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ third quarter 2014 conference call will be available on line at www.lifepointhospitals.com/news/press-releases today, Friday, October 24, 2014, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 68 hospital campuses in 21 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release, including LifePoint’s revised guidance for the year ended December 31, 2014, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors, whether due to a change in our revenue mix, service mix, reduction in commercial rates or otherwise; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the failure or closure of employers in our markets, especially those that are dependent on a small number of local employers; (viii) the growth of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals, and deterioration in the collectability of these accounts; (ix) changes in general economic conditions nationally and regionally in our markets; (x) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (xi) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xii) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct costs associated with employing physicians and other healthcare professionals; (xiii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xiv) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xv) any interruption of or restriction in our access to licensed information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) the highly competitive nature of the health care business; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, and any changes in accounting practices; (xix) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xxi) the continued viability of our operations through joint venture entities, the largest of which is Duke LifePoint Healthcare, our partnership with a wholly controlled affiliate of Duke University Health Systems, Inc.; and (xxii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,388.2		$1,092.9		$3,817.2		$3,268.8
Provision for doubtful accounts	222.2		193.2		597.0		543.1
Revenues	1,166.0	100.0%	899.7	100.0%	3,220.2	100.0%	2,725.7	100.0%

Salaries and benefits	558.8	47.9	422.2	46.9	1,522.1	47.3	1,277.5	46.9
Supplies	180.5	15.5	140.6	15.6	500.0	15.5	429.4	15.8
Other operating expenses	285.6	24.4	222.6	24.8	787.4	24.4	667.0	24.3
Other income	(14.6)	(1.2)	(20.0)	(2.2)	(49.5)	(1.5)	(36.7)	(1.3)
Depreciation and amortization	68.8	6.0	57.4	6.3	190.8	5.9	169.1	6.2
Interest expense, net	28.6	2.4	24.0	2.7	93.8	2.9	70.5	2.6
Gain on settlement of pre-acquisition contingent obligation	–	–	–	–	–	–	(5.6)	(0.2)
Debt transaction costs	–	–	0.3	–	–	–	4.7	0.2
Impairment charge	12.2	1.0	–	–	12.2	0.4	–	–
	1,119.9	96.0	847.1	94.1	3,056.8	94.9	2,575.9	94.5

Income from continuing operations before income taxes	46.1	4.0	52.6	5.9	163.4	5.1	149.8	5.5
Provision for income taxes	17.4	1.5	18.5	2.1	55.2	1.7	55.5	2.0
Income from continuing operations	28.7	2.5	34.1	3.8	108.2	3.4	94.3	3.5
Income from discontinued operations, net of income taxes	–	–	0.3	–	–	–	0.7	–
Net income	28.7	2.5	34.4	3.8	108.2	3.4	95.0	3.5
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(1.2)	(0.1)	(1.6)	(0.2)	(4.5)	(0.2)	(2.4)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$27.5	2.4%	$32.8	3.6%	$103.7	3.2%	$92.6	3.4%

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic:
Continuing operations	$0.61		$0.70		$2.30		$1.99
Discontinued operations	–		–		–		0.01
	$0.61		$0.70		$2.30		$2.00

Diluted:
Continuing operations	$0.59		$0.68		$2.20		$1.93
Discontinued operations	–		–		–		0.01
	$0.59		$0.68		$2.20		$1.94

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$27.5		$32.5		$103.7		$91.9
Income from discontinued operations, net of income taxes	–		0.3		–		0.7
Net income	$27.5		$32.8		$103.7		$92.6

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations	$ 28.7	$ 34.1	$ 108.2	$ 94.3
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(1.2)	(1.6)	(4.5)	(2.4)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	27.5	32.5	103.7	91.9
Income from discontinued operations, net of income taxes	–	0.3	–	0.7
Net income attributable to LifePoint Hospitals, Inc.	$ 27.5	$ 32.8	$ 103.7	$ 92.6

Weighted average shares outstanding – basic	44.8	46.5	45.1	46.3
Effect of dilutive securities:
Stock options and other stock-based awards	1.9	1.3	1.7	1.3
Convertible debt instruments	–	–	0.3	–
Weighted average shares outstanding – diluted	46.7	47.8	47.1	47.6

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic:
Continuing operations	$ 0.61	$ 0.70	$ 2.30	$ 1.99
Discontinued operations	–	–	–	0.01
	$ 0.61	$ 0.70	$ 2.30	$ 2.00

Diluted:
Continuing operations	$ 0.59	$ 0.68	$ 2.20	$ 1.93
Discontinued operations	–	–	–	0.01
	$ 0.59	$ 0.68	$ 2.20	$ 1.94

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Sept. 30, 2014	Dec. 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$263.0	$637.9
Accounts receivable, less allowances for doubtful accounts of $745.2 and $741.2 at September 30, 2014 and December 31, 2013, respectively	741.0
		595.7
Inventories	115.1	102.0
Prepaid expenses	45.2	38.0
Income taxes receivable	43.4	–
Deferred tax assets	116.8	147.7
Other current assets	92.2	72.9
	1,416.7	1,594.2

Property and equipment:
Land	135.4	112.3
Buildings and improvements	2,180.0	2,019.6
Equipment	1,576.4	1,469.9
Construction in progress	74.8	58.7
	3,966.6	3,660.5
Accumulated depreciation	(1,615.4)	(1,463.3)
	2,351.2	2,197.2

Deferred loan costs, net	32.8	31.1
Intangible assets, net	69.1	72.6
Other	43.0	40.7
Goodwill	1,637.6	1,651.0
Total assets	$5,550.4	$5,586.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$164.8	$135.9
Accrued salaries	193.7	139.6
Other current liabilities	224.4	197.2
Current maturities of long-term debt	16.3	583.0
	599.2	1,055.7

Long-term debt	2,205.8	1,793.8
Deferred income tax liabilities	218.4	233.1
Long-term portion of reserves for self-insurance claims	128.5	139.8
Other long-term liabilities	86.1	55.4
Long-term income tax liability	19.2	16.6
Total liabilities	3,257.2	3,294.4

Redeemable noncontrolling interests	84.6	59.8

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Common stock	0.7	0.7
Capital in excess of par value	1,488.6	1,470.7
Accumulated other comprehensive income	3.4	3.4
Retained earnings	1,450.7	1,347.0
Common stock in treasury, at cost	(761.0)	(611.7)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,182.4	2,210.1
Noncontrolling interests	26.2	22.5
Total equity	2,208.6	2,232.6
Total liabilities and equity	$5,550.4	$5,586.8

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income	$28.7	$34.4	$108.2	$95.0
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	–	(0.3)	–	(0.7)
Stock-based compensation	7.3	6.0	20.4	19.1
Depreciation and amortization	68.8	57.4	190.8	169.1
Amortization of physician minimum revenue guarantees	3.5	4.1	11.2	13.1
Amortization of debt discounts, premium and deferred loan costs	1.2	6.8	12.8	19.9
Gain on settlement of pre-acquisition contingent obligation	–	–	–	(5.6)
Debt transaction costs	–	0.3	–	4.7
Impairment charge	12.2	–	12.2	–
Deferred income tax (benefit)	28.2	(9.9)	23.1	(53.6)
Reserve for self-insurance claims, net of payments	1.0	0.8	5.7	7.5
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(28.4)	(7.6)	(56.7)	(26.2)
Inventories and other current assets	6.7	(9.1)	27.1	(4.3)
Accounts payable and accrued expenses	28.7	6.6	(2.9)	(19.4)
Income taxes payable/receivable	(26.7)	14.7	(46.0)	34.2
Other	0.1	(0.1)	2.0	0.6
Net cash provided by operating activities – continuing operations	131.3	104.1	307.9	253.4
Net cash provided by operating activities – discontinued operations	–	0.2	–	–
Net cash provided by operating activities	131.3	104.3	307.9	253.4

Cash flows from investing activities:
Purchases of property and equipment	(37.0)	(32.7)	(90.7)	(108.5)
Acquisitions, net of cash acquired	(172.1)	(12.2)	(259.9)	(18.4)
Other	(0.6)	(1.7)	(1.0)	(0.3)
Net cash used in investing activities	(209.7)	(46.6)	(351.6)	(127.2)

Cash flows from financing activities:
Proceeds from borrowings	–	–	412.0	323.0
Payments of borrowings	(2.8)	(3.7)	(582.6)	(320.9)
Repurchases of common stock	(0.4)	(31.3)	(172.3)	(38.5)
Payment of debt financing costs	(0.8)	(7.3)	(6.7)	(8.3)
Proceeds from exercise of stock options	4.8	6.2	23.1	34.4
Other	(1.4)	(1.8)	(4.7)	(6.1)
Net cash used in financing activities	(0.6)	(37.9)	(331.2)	(16.4)

Change in cash and cash equivalents	(79.0)	19.8	(374.9)	109.8
Cash and cash equivalents at beginning of period	342.0	175.0	637.9	85.0
Cash and cash equivalents at end of period	$263.0	$194.8	$263.0	$194.8

Supplemental disclosure of cash flow information:
Interest payments	$4.3	$5.3	$64.9	$40.7
Capitalized interest	$0.3	$0.4	$0.6	$1.1
Income tax payments, net	$15.7	$14.0	$78.0	$75.4

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	% Change	2014	2013	% Change
Continuing Operations: (1)
Number of hospitals	68	57	19.3%	68	57	19.3%
Admissions	56,599	48,671	16.3	161,335	150,140	7.5
Equivalent admissions (2)	144,994	117,097	23.8	396,884	350,577	13.2
Revenues per equivalent admission	$8,041	$7,683	4.7	$8,114	$7,775	4.4
Medicare case mix index	1.38	1.37	0.7	1.37	1.37	–
Average length of stay (days)	4.8	4.5	6.7	4.8	4.6	4.3
Inpatient surgeries	15,672	13,341	17.5	43,219	40,173	7.6
Outpatient surgeries	56,101	45,514	23.3	154,355	135,410	14.0
Total surgeries	71,773	58,855	21.9	197,574	175,583	12.5
Emergency room visits	359,701	296,240	21.4	984,816	876,840	12.3
Outpatient factor (2)	2.57	2.40	7.1	2.46	2.34	5.1

Same-hospital: (3)
Number of hospitals	56	56	–%	56	56	–%
Admissions	47,939	48,339	(0.8)	144,986	149,122	(2.8)
Equivalent admissions (2)	121,382	116,110	4.5	353,331	347,753	1.6
Revenues per equivalent admission	$7,931	$7,686	3.2	$7,962	$7,777	2.4
Medicare case mix index	1.39	1.37	1.5	1.38	1.37	0.7
Average length of stay (days)	4.5	4.5	–	4.5	4.6	(2.2)
Inpatient surgeries	13,132	13,230	(0.7)	38,530	39,806	(3.2)
Outpatient surgeries	47,621	45,235	5.3	138,407	134,543	2.9
Total surgeries	60,753	58,465	3.9	176,937	174,349	1.5
Emergency room visits	306,973	292,059	5.1	879,350	864,682	1.7
Outpatient factor (2)	2.53	2.40	5.4	2.44	2.33	4.7

(1) Continuing operations information includes the results of our hospital support center, our same-hospital operations and our recent acquisitions completed in 2014 and 2013. Additionally, continuing operations information includes the results of River Parishes Hospital, which was classified as held for sale as of September 30, 2014.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes the results of our hospital support center and the same 56 hospitals operated during the three months and nine months ended September 30, 2014 and 2013. Same-hospital information excludes the results of our recent acquisitions completed in 2014 and 2013, with the exception of Scott Memorial Hospital, which we acquired effective January 1, 2013, through our joint venture with Norton Healthcare, Inc. and which is included in our same-hospital information. Additionally, same-hospital information excludes our hospitals that have previously been disposed, in addition to River Parishes Hospital, which was classified as held for sale as of September 30, 2014.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; gain on settlement of pre-acquisition contingent obligation; debt transaction costs; impairment charge; provision for income taxes; income from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests and redeemable noncontrolling interests. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2014		2013		2014		2013
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,388.2		$1,092.9		$3,817.2		$3,268.8
Provision for doubtful accounts	222.2		193.2		597.0		543.1
Revenues	1,166.0	100.0%	899.7	100.0%	3,220.2	100.0%	2,725.7	100.0%

Salaries and benefits	558.8	47.9	422.2	46.9	1,522.1	47.3	1,277.5	46.9
Supplies	180.5	15.5	140.6	15.6	500.0	15.5	429.4	15.8
Other operating expenses	285.6	24.4	222.6	24.8	787.4	24.4	667.0	24.3
Other income	(14.6)	(1.2)	(20.0)	(2.2)	(49.5)	(1.5)	(36.7)	(1.3)
	1,010.3	86.6	765.4	85.1	2,760.0	85.7	2,337.2	85.7
Adjusted EBITDA	$155.7	13.4%	$134.3	14.9%	$460.2	14.3%	$388.5	14.3%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA	$155.7	$134.3	$460.2	$388.5
Less: Depreciation and amortization	68.8	57.4	190.8	169.1
Interest expense, net	28.6	24.0	93.8	70.5
Gain on settlement of pre-acquisition contingent obligation	–	–	–	(5.6)
Debt transaction costs	–	0.3	–	4.7
Impairment charge	12.2	–	12.2	–
Provision for income taxes	17.4	18.5	55.2	55.5
Income from discontinued operations, net of income taxes	–	(0.3)	–	(0.7)
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	1.2	1.6	4.5	2.4
Net income attributable to LifePoint Hospitals, Inc.	$27.5	$32.8	$103.7	$92.6

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION (Continued) Dollars in millions, except Diluted EPS amounts

The following table reconciles Adjusted EBITDA as presented for the Company’s updated guidance ranges:

	Low End	High End
Adjusted EBITDA	$630.0	$640.0
Less: Depreciation and amortization	262.0	262.0
Interest expense, net	122.0	122.0
Provision for income taxes	85.7	89.1
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	7.3	7.7
Net income from continuing operations attributable to LifePoint Hospitals, Inc.	$153.0	$159.2

Guidance excludes the impact of items, if applicable, that are non-operational in nature, including items such as, but not limited to, gains or losses on sales of hospitals and businesses, gains or losses on early debt retirement and impairments of long-lived assets. This guidance is also subject to certain risks, including those as set forth in the Company’s “Important Legal Information.”

CONTACT:
LifePoint Hospitals, Inc.
Leif Murphy, 615-920-7664
Executive Vice President and
Chief Financial Officer